Annual Report dated 10/31/2005 for
Health Sciences Fund Class A

E X P E R I E N C E

Smith Barney Sector Series Inc. Smith Barney Health Sciences Fund

A N N U A L R E P O R T

OCTOBER 31, 2005

INVESTMENT PRODUCTS: NOT FDIC INSURED -• NO BANK GUARANTEE -• MAY LOSE VALUE

Smith Barney Sector Series Inc. Smith Barney Health Sciences Fund

 Annual
Report • October 31, 2005

Letter from the Chairman

1

What’s Inside

Manager Overview

4

Fund at a Glance

8

Fund Expenses

9

Fund Performance

11

 Fund Objective*
 The Fund seeks long-term
 capital appreciation by
 investing primarily in common
 stocks. The Fund normally
 invests at
least 80% of its
 assets in securities of
 companies principally
 engaged in the design,
 manufacture, or sale of
 products or services used for
 or in connection with
 healthcare or
medicine.

Historical Performance

12

Schedule of Investments

13

Statement of Assets and Liabilities

14

Statement of Operations

15

Statements of Changes in Net Assets

16

Financial Highlights

17

Notes to Financial Statements

20

Report of Independent Registered Public Accounting Firm

28

Board Approval of Management and Sub-Advisory Agreements

29

Additional Information

36

 Under a licensing agreement between Citigroup and Legg Mason, the names of funds, the names of any classes of shares of funds, and the names of investment advisers of funds, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Smith Barney,” “Salomon Brothers,” “Citi,” “Citigroup Asset Management,” and “Davis Skaggs Investment Management”. Legg Mason and its affiliates, as well as the Fund’s investment manager, are not affiliated with Citigroup.

 All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

*
 Since the Fund focuses its investments on companies involved in the health sciences, an investment in the Fund may involve a greater degree of risk than an investment in other mutual funds with greater diversification.

Letter from the Chairman

  R. JAY GERKEN, CFA  Chairman, President and   Chief Executive
Officer

Dear Shareholder,

 The U.S. economy was surprisingly resilient during the fiscal year. While surging oil prices, rising interest rates, and the impact of Hurricanes Katrina and Rita threatened to derail the economic expansion, growth remained solid throughout the period. After a 3.3% advance in the second quarter of 2005, third quarter gross domestic product (“GDP”)[i] growth grew to 4.3%, marking the tenth consecutive quarter in which GDP growth grew 3.0% or more.

      As expected, the Federal Reserve
Board (“Fed”)ii continued to raise interest rates in an attempt to ward off inflation. After raising rates three times from June 2004 through September
2004, the Fed increased its target for the federal funds rateiii in 0.25% increments eight additional times over the reporting period. The Fed again raised rates in early November, after the Fund’s reporting period had ended. All told, the Fed’s twelve rate hikes have brought the target for the federal funds rate from 1.00% to 4.00% . This represents the longest sustained Fed tightening cycle since
1976-1979.

      During the 12-month period covered by this report, the U.S. stock market generated solid results, with the S&P 500 Indexiv returning 8.72% . Generally positive economic news, relatively benign core inflation, and strong corporate profits supported the market during much of the period.

     Looking at the fiscal year as a whole, mid-cap stocks generated superior returns, with the Russell Midcap[v],
Russell 1000vi, and Russell 2000vii Indices returning 18.09%, 10.47%, and 12.08%, respectively. From a market style perspective, value-oriented stocks significantly outperformed their growth counterparts, with the Russell 3000 Valueviii and the
Russell 3000 Growthix Indices returning 11.96% and 8.99%, respectively.

      Please read on for a
more detailed look at prevailing economic and market conditions during the Fund’s fiscal year and to learn how those conditions have affected Fund performance.

 Smith Barney Sector Series Inc.      1

Special Shareholder Notice
 On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment manager (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s existing investment management contract and sub-advisory contract to terminate. The Fund’s shareholders previously approved a new investment management contract between the Fund and the Manager and a new sub-advisory contract, which became effective on December 1, 2005.

 Information About Your Fund
 As you may be aware, several issues in the mutual fund industry have recently come under the scrutiny of federal and state regulators. The Fund’s Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund has been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

      Important information concerning the Fund and its Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

 2      Smith Barney Sector
Series Inc.

     As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

 Sincerely,

 R. Jay Gerken, CFA
 Chairman, President and Chief Executive Officer

 December 1,
2005

 All index performance reflects no deduction for fees, expenses or taxes.
Please note an investor cannot invest directly in an index.

i
Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii
 The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii
The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv
 The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S. Please note that an investor cannot invest directly in an index.

v
The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index whose average market capitalization was approximately $4.7 billion as of 6/24/05.

vi
 The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000
Index.

vii
 The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000
Index.

viii
 The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

ix
The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

 Smith Barney Sector Series Inc.      3

 Manager Overview

 Q. What were the overall market conditions during the Fund’s reporting period?

 A. During the reporting period, health care was the best performing sector in the S&P 500 Indexi after energy and utilities. That said, the majority of gains came from health care services stocks as opposed to large cap pharmaceutical companies. For example, managed care and pharmacy benefit management (PBM) companies performed well in anticipation of reaping the benefits of health care reforms through the Medicare Modernization Act. Many investors have hoped that managed care providers will have access to a larger pool of Medicare beneficiaries by administering the new prescription drug benefit that will be available to the elderly.

      In contrast, large capitalization pharmaceuticals performed poorly as generic manufacturers continue to challenge their property rights. Although a court upheld the patent on Eli Lilly’s key product Zyprexa, patent litigation on
Pfizer’s Lipitor and Bristol-Myer’s Plavix remained unresolved. Two timely reminders of the risks associated with health care investing occurred in February 2005, as the withdrawal of Biogen’s novel drug for multiple sclerosis caused its stock to fall 40% in a day. In addition, in August 2005, a court awarded a large sum to the family of a man who died that used Merck’s painkiller Vioxx.

      Mergers and acquisition activity was fairly limited during the fiscal year, although there was continued consolidation in the managed care industry and Novartis bid for biotech firm
Chiron. In addition, Johnson & Johnson bid for Guidant, although this transaction remains unresolved. One trend that could continue was hospitals and other purchasers reacting to escalating health care costs by putting increased discipline on the prices paid for medical devices.

 Performance Review
 For the 12 months ended October 31, 2005, Class A shares of the Smith Barney Sector Series Inc. —
Smith Barney Health Sciences Fund, excluding sales charges, returned 16.17% . In comparison, the Fund’s unmanaged benchmarks, the Russell 3000 Indexii and the
Goldman Sachs Healthcare Indexiii returned 10.60% and 17.58%, respectively, for the same period. The Lipper Health/Biotechnology Funds Category Average1 increased 15.03% over the same time frame.

1
 Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended October 31, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 178 funds in the Fund’s Lipper category, and excluding sales charges.

 4      Smith Barney Sector Series Inc.  2005 Annual
Report

Fund Performance as of October 31, 2005 (excluding sales charges) (unaudited)

6 Months

12 Months

Smith Barney Health Sciences Fund — Class A Shares

0.86
%

16.17
%

Russell 3000 Index

6.67
%

10.60
%

Goldman Sachs Healthcare Index

3.47
%

17.58
%

Lipper Health/Biotechnology Funds Category Average

8.31
%

15.03
%

 The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.citigroupam.com.

Current reimbursements and/or fee waivers for Class A and Class B are voluntary, and may be reduced or terminated at any time. Absent these reimbursements or waivers, the performance would have been lower.

 All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions. Excluding sales charges,
Class B shares returned 0.41% and Class C shares returned 0.49% over the six months ended October 31, 2005. Excluding sales charges, Class B shares returned 15.25% and Class C shares returned 15.45% over the twelve months ended October 31,
2005.

 Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended October 31, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 185 funds for the 6-month period and among the 178 funds for the 12-month period in the Fund’s Lipper category and excluding sales charges.

Q. What were the most significant factors affecting Fund performance?

    What were the leading contributors to performance?
 A. Stock selection was positive in both biotechnology and health care services. We did not favor biotechnology above other sub-sectors in health care due to high valuations and the large degree of specific risk associated with individual companies. But the Fund did benefit from the strong appreciation of its primary holding, Genentech. Its shares performed well on the back of strong momentum from its stable of cancer treating products.

      Health care distributors was an area that performed poorly during the Fund’s previous fiscal year and we took the opportunity to purchase shares aggressively at extremely attractive valuations. This benefited the Fund over the last 12 months as its holdings in AmerisourceBergen and McKesson performed extremely well. Finally, the Fund’s holding in Teva boosted performance, as this leading manufacturer of generic pharmaceuticals continued to grow profits.

     What were the leading
detractors from performance?
 A. Allocations among sectors detracted slightly from results, as the Fund was underweight in biotechnology and overweight in pharmaceuticals. Although we were correct to be underweight in medical device stocks, the Fund’s holdings in this sub-sector detracted from performance. Orthopedic device manufacturers Biomet and Smith & Nephew fell on concerns that their revenue growth was slowing and competition was intensifying as a result of increased scrutiny by purchasers of these items in order to reduce costs.

      The Fund was also hurt by its holdings in several large capitalization pharmaceutical stocks. Eli
Lilly continued to perform poorly and, although the courts reaffirmed the patent on its largest drug Zyprexa, a slowdown in sales for this product led to weak performance of its stock. The Fund’s holding in specialty pharmaceutical company
Medicis lagged as a

 Smith Barney Sector Series Inc.  2005
Annual Report 5

 result of concerns about generic competition for a key product, a lack of pipeline visibility, and the acquisition of a competitor.

 Q. Were there any significant changes to the Fund during the reporting period?

 A. During the period, the Fund purchased shares of managed care company Cigna, Triad Hospitals, and medical device manufacturer Smith & Nephew. In pharmaceuticals, one of our favored choices was Schering-Plough based on a more positive assessment of the intrinsic value of the company. This was due to our assessment of its potential to increase operating margins over time to be on par with its peers. We also increased the Fund’s holding in Cardinal Health, a pharmaceutical distributor that had lagged its peers.

      Over the period, we reduced the Fund’s holdings in biotechnology company Biogen Idec, prior to its price decline, and Pfizer, due to concerns about its margins declining over time. We also sold the Fund’s position in Guidant following a bid for the company by Johnson & Johnson. However, Guidant’s subsequent price decline following Johnson & Johnson’s attempt to renegotiate the offer made the stock look attractive again.

      Thank you for your investment in the Smith Barney Sector Series Inc. — Smith Barney Health Sciences
Fund. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

 Sincerely,
 The
Portfolio Management Team
 Citigroup Asset Management Limited

 December 1, 2005

 6      Smith Barney Sector Series Inc.  2005 Annual Report

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

 Portfolio holdings and breakdowns are as of October 31, 2005 and are subject to change and may not be representative of the portfolio manager’s current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: Johnson & Johnson (8.5%), Cardinal Health Inc. (7.0%), WellPoint Inc. (6.8%),
Schering-Plough Corp. (6.0%), Eli Lilly & Co. (5.8%), Genentech Inc. (5.7%), Abbott Laboratories (5.7%), Medtronic Inc. (4.7%), Merck & Co. Inc. (4.6%) and Bristol-Myers Squibb Co. (4.5%) . Please refer to page 13 for a list and percentage breakdown of the Fund’s holdings.

 The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top four sector holdings (as a percentage of net assets) as of October 31, 2005 were: Pharmaceuticals (50.3%), Health Care Providers & Services (29.2%), Biotechnology (10.4%), and Health Care Equipment & Supplies (10.0%) . The Fund’s portfolio composition is subject to change at any time.

 RISKS: In addition to normal risks associated with equity investing, narrowly focused investments typically exhibit higher volatility. The health care sector may be subject to greater governmental regulation, competitive pressures and rapid technological change and obsolescence, which may have a materially adverse effect on the sector. Additionally, the Fund’s performance will be influenced by political, social and economic factors affecting investments in companies in foreign countries. The securities of small- and mid-cap companies tend to be more volatile than those of larger companies. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance.

 All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

i
 The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of large companies in the U.S. Please note that an investor cannot invest directly in an index.

ii
The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represent approximately 98% of the U.S. equity market.

iii
 The Goldman Sachs Healthcare Index is an unmanaged market-value weighted index comprised of healthcare service companies including long-term care and hospital facilities, healthcare management organizations and continuing care service and pharmaceutical companies.

 Smith Barney Sector Series Inc.  2005 Annual Report      7

 Fund at a Glance (unaudited)

 Investment Breakdown

 8      Smith Barney Sector Series Inc.
2005 Annual Report

 Fund Expenses (unaudited)

 Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

      This example is based on an investment of $1,000 invested on May 1, 2005 and held for the six months ended October 31, 2005.

 Actual Expenses
 The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

 Based on Actual Total
Return(1)

Actual

Total Return

Beginning

Ending

Annualized

Expenses

Without

Account

Account

Expense

Paid During

Sales Charges(2)

Value

Value

Ratio

the Period(3)

Class A

0.86
%

$1,000.00

$1,008.60

1.50
%

$ 7.59

Class B

0.41

1,000.00

1,004.10

2.25

11.37

Class C

0.49

1,000.00

1,004.90

2.17

10.97

(1)
For the six months ended October 31, 2005.

(2)
 Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return be lower.

(3)
 Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

 Smith Barney Sector Series Inc.  2005 Annual Report      9

 Fund Expenses (unaudited) (continued)

 Hypothetical Example for Comparison
Purposes
 The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.
You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

      Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

 Based on Hypothetical Total Return(1)

Hypothetical

Beginning

Ending

Annualized

Expenses

Annualized

Account

Account

Expense

Paid During

Total Return

Value

Value

Ratio

the Period(2)

Class A

5.00
%

$1,000.00

$1,017.64

1.50
%

$ 7.63

Class B

5.00

1,000.00

1,013.86

2.25

11.42

Class C

5.00

1,000.00

1,014.27

2.17

11.02

(1)
For the six months ended October 31, 2005.

(2)
 Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the recent fiscal half-year, then divided by 365.

 10      Smith Barney Sector Series Inc.  2005 Annual
Report

 Fund Performance

 Average Annual
Total Returns(1) (unaudited)

Without Sales Charges(2)

Class A

Class B

Class C(3)

Twelve Months Ended 10/31/05

16.17
%

15.25
%

15.45
%

Five Years Ended 10/31/05

(1.58
)

(2.32
)

(2.31
)

Inception* through 10/31/05

2.86

2.09

2.11

With Sales Charges(4)

Class A

Class B

Class C(3)

Twelve Months Ended 10/31/05

10.39
%

10.25
%

14.45
%

Five Years Ended 10/31/05

(2.58
)

(2.51
)

(2.31
)

Inception* through 10/31/05

1.94

2.09

2.11

 Cumulative Total Returns(1) (unaudited)

Without Sales Charges(2)

Class A (Inception* through 10/31/05)

17.36
%

Class B (Inception* through 10/31/05)

12.47

 Class C(3) (Inception* through
10/31/05)

12.56

(1)
All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(2)
 Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares.

(3)
On April 29, 2004, Class L shares were renamed Class C shares.

(4)
 Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class A shares reflect the deduction of the maximum initial sales charge of 5.00%; Class B shares reflect the deduction of a 5.00% CDSC, which applies if shares are redeemed within one year from purchase payment. Thereafter, the CDSC declines by 1.00% per year until no CDSC is incurred. Class C shares reflect the deduction of a 1.00% CDSC, which applies if shares are redeemed within one year from purchase payment.

*
Inception date for Class A, B and C shares is February 28, 2000.

 Smith Barney Sector Series Inc.  2005 Annual Report      11

 Historical Performance
(unaudited)

 Value of $10,000 Invested in Class A, B and C Shares of the Smith Barney
 Health Sciences Fund vs. Goldman Sachs
Healthcare Index and Russell 3000 Index†
 (February 2000 – October 2005)

†

Hypothetical illustration of $10,000 invested in Class A, B and C shares on February 28, 2000 (inception date) assuming deduction of the maximum 5.00% sales charge at the time of investment for Class A shares and the deduction of the maximum 5.00% and 1.00% CDSC for Class B and C shares, respectively. It also assumes reinvestment of all distributions, including returns of capital, if any, at net asset value through October 31, 2005. The Russell 3000 Index is an unmanaged index comprised of the 3,000 largest U.S. companies based on total market capitalization. The Goldman Sachs Healthcare Index is comprised of healthcare service companies, including long-term care and hospital facilities, healthcare management organizations and continuing care services and pharmaceutical companies. The Index is unmanaged and is not subject to the same management and trading expenses as a mutual fund. Please note that an investor cannot invest directly in an index.

All figures represent past performance and are not a guarantee of future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

12      Smith Barney Sector Series Inc.  2005 Annual Report

 Schedule of Investments (October 31, 2005)

 SMITH BARNEY HEALTH
SCIENCES FUND

Shares

Security

Value

COMMON STOCKS — 99.9%

Biotechnology — 10.4%

28,929

Amgen Inc.*
$
2,191,661

5,437

Biogen Idec Inc.*

220,905

41,949

Genentech Inc.*

3,800,579

9,842

Genzyme Corp.*

711,577

Total Biotechnology

6,924,722

Health Care Equipment & Supplies — 10.0%

23,619

Biomet Inc.

822,650

42,449

Boston Scientific Corp.*

1,066,319

55,584

Medtronic Inc.

3,149,389

38,536

Smith & Nephew PLC, Sponsored ADR

1,638,165

Total Health Care Equipment & Supplies

6,676,523

Health Care Providers & Services — 29.2%

29,616

Aetna Inc.

2,622,793

30,044

AmerisourceBergen Corp.

2,291,456

74,602

Cardinal Health Inc.

4,663,371

71,803

Triad Hospitals Inc.*

2,953,258

31,036

UnitedHealth Group Inc.

1,796,674

14,665

Universal Health Services Inc., Class B Shares

691,308

60,596

WellPoint Inc.*

4,525,309

Total Health Care Providers & Services

19,544,169

Pharmaceuticals — 50.3%

87,979

Abbott Laboratories

3,787,496

143,773

Bristol-Myers Squibb Co.

3,043,674

78,541

Eli Lilly & Co.

3,910,556

38,695

Forest Laboratories Inc.*

1,466,928

91,183

Johnson & Johnson

5,709,880

19,760

Medicis Pharmaceutical Corp., Class A Shares

582,920

110,024

Merck & Co. Inc.

3,104,877

38,249

Mylan Laboratories Inc.

734,763

94,515

Pfizer Inc.

2,054,756

197,159

Schering-Plough Corp.

4,010,214

37,315

Teva Pharmaceutical Industries Ltd., Sponsored ADR

1,422,448

39,889

Watson Pharmaceuticals Inc.*

1,378,564

54,974

Wyeth

2,449,642

Total Pharmaceuticals

33,656,718

TOTAL INVESTMENTS — 99.9%

(Cost — $64,404,710#)

66,802,132

Other Assets in Excess of Liabilities — 0.1%

96,208

TOTAL NET ASSETS — 100.0%
$
66,898,340

 * Non-income producing security.
 # Aggregate cost for federal income tax
purposes is $65,271,004.
   Abbreviation used in this schedule:
   ADR — American Depositary Receipt

See Notes to Financial Statements.

 Smith Barney Sector Series Inc.  2005 Annual Report
     13

 Statement of Assets and Liabilities (October 31,
2005)

ASSETS:

Investments, at value (Cost — $64,404,710)

$
66,802,132

Receivable for securities sold

1,662,473

Dividends and interest receivable

62,806

Receivable for Fund shares sold

24,124

Prepaid expenses

9,475

Total Assets

68,561,010

LIABILITIES:

Payable for securities purchased

1,343,129

Due to custodian

116,757

Management fee payable

44,086

Transfer agent fees payable

37,953

Payable for Fund shares repurchased

36,981

Distribution fees payable

14,982

Directors’ fees payable

516

Accrued expenses

68,266

Total Liabilities

1,662,670

Total Net Assets

$
66,898,340

NET ASSETS:

Par value (Note 5)

$
5,350

Paid-in capital in excess of par value

72,461,439

Accumulated net realized loss on investments

(7,965,871
)

Net unrealized appreciation on investments

2,397,422

Total Net Assets

$
66,898,340

Shares Outstanding:

Class A

1,785,390

Class B

2,233,246

Class C

1,331,303

Net Asset Value:

Class A (and redemption price)

$12.86

Class B*

$12.32

Class C*

$12.33

Maximum Public Offering Price Per Share:

Class A (based on maximum sales charge of 5.00%)

$13.54

*
Redemption price is NAV of Class B and C shares reduced by a 5.00% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

 See Notes to Financial Statements.

 14      Smith Barney Sector Series Inc. 2005 Annual Report

 Statement of Operations (For the year ended October 31, 2005)

INVESTMENT INCOME:

Dividends

$
889,218

Interest

1,076

Less: Foreign taxes withheld

(3,035
)

Total Investment Income

887,259

EXPENSES:

Management fee (Note 2)

549,544

Distribution fees (Notes 2 and 4)

523,828

Transfer agent fees (Notes 2 and 4)

145,624

Shareholder reports (Note 4)

63,298

Registration fees

37,742

Legal fees

21,994

Audit and tax

19,108

Custody fees

18,318

Insurance

4,138

Directors’ fees

2,307

Miscellaneous expenses

7,881

Total Expenses

1,393,782

Less: Expense reimbursement (Note 2)

(19,643
)

Net Expenses

1,374,139

Net Investment Loss

(486,880
)

REALIZED AND UNREALIZED GAIN ON INVESTMENTS (NOTES 1 AND 3):

Net Realized Gain From Investments

8,197,614

Change in Net Unrealized Appreciation/Depreciation From Investments

2,170,726

Net Gain on Investments

10,368,340

Increase in Net Assets From Operations

$
9,881,460

 See Notes to Financial Statements.

 Smith Barney Sector Series
Inc. 2005 Annual Report      15

 Statements of Changes in Net Assets (For the years ended October 31,)

2005

2004

OPERATIONS:

Net investment loss

$
(486,880
)

$
(671,592
)

Net realized gain

8,197,614

5,654,582

Change in net unrealized appreciation/depreciation

2,170,726

(2,612,325
)

Increase in Net Assets From Operations

9,881,460

2,370,665

FUND SHARE TRANSACTIONS (NOTE 5):

Net proceeds from sale of shares

8,757,452

8,694,811

Cost of shares repurchased

(17,843,411
)

(18,460,190
)

Decrease in Net Assets From Fund Share Transactions

(9,085,959
)

(9,765,379
)

Increase (Decrease) in Net Assets

795,501

(7,394,714
)

NET ASSETS:

Beginning of year

66,102,839

73,497,553

End of year*

$
66,898,340

$
66,102,839

* Includes accumulated net investment loss of:

$—

$(484
)

 See Notes to Financial Statements.

 16
Smith Barney Sector Series Inc. 2005 Annual Report

 Financial Highlights

 For a share of each class of capital stock outstanding throughout each year ended October 31:

Class A Shares

2005
(1)

2004
(1)

2003
(1)

2002
(1)

2001

Net Asset Value, Beginning of Year

$
11.07

$
10.71

$
9.84

$
12.72

$
14.49

Income (Loss) From Operations:

Net investment loss

(0.03
)

(0.04
)

(0.03
)

(0.07
)

(0.08
)

Net realized and unrealized gain (loss)

1.82

0.40

0.90

(2.64
)

(1.29
)

Total Income (Loss) From Operations

1.79

0.36

0.87

(2.71
)

(1.37
)

Less Distributions From:

Net realized gains

—

—

—

(0.17
)

(0.40
)

Total Distributions

—

—

—

(0.17
)

(0.40
)

Net Asset Value, End of Year

$
12.86

$
11.07

$
10.71

$
9.84

$
12.72

Total Return(2)

16.17
%

3.36
%

8.84
%

(21.65
)%

(9.83
)%

Net Assets, End of Year (000s)

$
22,965

$
19,346

$
20,636

$
16,251

$
19,806

Ratios to Average Net Assets:

Gross expenses

1.55
%

1.46
%

1.35
%

1.49
%

1.53
%

Net expenses(3)

1.50
(4)

1.42
(4)

1.35

1.49

1.50
(4)

Net investment loss

(0.22
)

(0.38
)

(0.30
)

(0.58
)

(0.63
)

Portfolio Turnover Rate

32
%

65
%

68
%

26
%

34
%

(1)
Per share amounts have been calculated using the average shares method.

(2)
 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)
As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class A shares of the Fund will not exceed 1.50%.

(4)
The investment manager voluntarily waived a portion of its fees or reimbursed certain expenses.

 See Notes to Financial Statements.

 Smith Barney Sector Series Inc. 2005 Annual Report      17

 Financial
Highlights (continued)

 For a share of each class of capital stock outstanding throughout each year ended October 31:

Class B Shares

2005
(1)

2004
(1)

2003
(1)

2002
(1)

2001

Net Asset Value, Beginning of Year

$
10.69

$
10.41

$
9.64

$
12.56

$
14.42

Income (Loss) From Operations:

Net investment loss

(0.11
)

(0.13
)

(0.11
)

(0.15
)

(0.18
)

Net realized and unrealized gain (loss)

1.74

0.41

0.88

(2.60
)

(1.28
)

Total Income (Loss) From Operations

1.63

0.28

0.77

(2.75
)

(1.46
)

Less Distributions From:

Net realized gains

—

—

—

(0.17
)

(0.40
)

Total Distributions

—

—

—

(0.17
)

(0.40
)

Net Asset Value, End of Year

$
12.32

$
10.69

$
10.41

$
9.64

$
12.56

Total Return(2)

15.25
%

2.69
%

7.99
%

(22.25
)%

(10.51
)%

Net Assets, End of Year (000s)

$
27,521

$
28,452

$
31,380

$
26,258

$
34,146

Ratios to Average Net Assets:

Gross expenses

2.28
%

2.21
%

2.11
%

2.24
%

2.28
%

Net expenses(3)

2.25
(4)

2.17
(4)

2.11

2.24

2.25
(4)

Net investment loss

(0.96
)

(1.13
)

(1.05
)

(1.33
)

(1.38
)

Portfolio Turnover Rate

32
%

65
%

68
%

26
%

34
%

(1)
Per share amounts have been calculated using the average shares method.

(2)
 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)
As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class B shares of the Fund will not exceed 2.25%.

(4)
The investment manager voluntarily waived a portion of its fees or reimbursed certain expenses.

 See Notes to Financial Statements.

 18      Smith Barney Sector Series Inc. 2005 Annual Report

 Financial Highlights (continued)

 For a share of each class of capital stock outstanding throughout each year ended October 31:

Class C Shares(1)

2005
(2)

2004
(2)

2003
(2)

2002
(2)

2001

Net Asset Value, Beginning of Year

$
10.68

$
10.41

$
9.64

$
12.56

$
14.42

Income (Loss) From Operations:

Net investment loss

(0.11
)

(0.12
)

(0.11
)

(0.15
)

(0.18
)

Net realized and unrealized gain (loss)

1.76

0.39

0.88

(2.60
)

(1.28
)

Total Income (Loss) From Operations

1.65

0.27

0.77

(2.75
)

(1.46
)

Less Distributions From:

Net realized gains

—

—

—

(0.17
)

(0.40
)

Total Distributions

—

—

—

(0.17
)

(0.40
)

Net Asset Value, End of Year

$
12.33

$
10.68

$
10.41

$
9.64

$
12.56

Total Return(3)

15.45
%

2.59
%

7.99
%

(22.25
)%

(10.51
)%

Net Assets, End of Year (000s)

$
16,412

$
18,305

$
21,482

$
17,431

$
26,932

Ratios to Average Net Assets:

Gross expenses

2.20
%

2.21
%

2.10
%

2.24
%

2.28
%

Net expenses(4)

2.20

2.17
(5)

2.10

2.24

2.25
(5)

Net investment loss

(0.91
)

(1.12
)

(1.05
)

(1.33
)

(1.37
)

Portfolio Turnover Rate

32
%

65
%

68
%

26
%

34
%

(1)
On April 29, 2004, Class L shares were renamed as Class C shares.

(2)
Per share amounts have been calculated using the average shares method.

(3)
 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(4)
As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class C shares of the Fund will not exceed 2.25%.

(5)
The investment manager voluntarily waived a portion of its fees or reimbursed certain expenses.

 See Notes to Financial Statements.

 Smith Barney Sector Series Inc. 2005 Annual Report      19

 Notes to Financial
Statements

 1. Organization and Significant Accounting Policies
 The Smith Barney Health Sciences Fund (the “Fund”) is a separate investment fund of the Smith Barney Sector Series Inc. (“Company”). The Company, a Maryland corporation, is registered under the Investment Company Act of 1940 as amended, (“1940 Act”), as a non-diversified open-end management investment company.

      The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles
(“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

      (a) Investment Valuation. Equity
securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund may value these investments at fair value as determined in accordance with the procedures approved by the Fund’s Board of Directors. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

      (b) Concentration Risk. The Fund normally invests at least 80% of its assets in health related investments. As a result of this concentration policy, the Fund’s investments may be subject to greater risk and market fluctuation than a fund that invests in securities representing a broader range of investment alternatives.

     (c) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the
Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

      (d)
Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

      (e) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

      (f) Federal and Other Taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable

 20      Smith Barney Sector Series Inc. 2005 Annual Report

 Notes to Financial Statements (continued)

 to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

      (g) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net asset values per share. During the current year, the following reclassifications have been made:

Accumulated Net

Paid-In

Investment Loss

Capital

(a)

$487,364

$(487,364)

 (a) Reclassifications are primarily due to tax net operating loss.
 2. Management Agreement and Other
Transactions with Affiliates
 Smith Barney Fund Management LLC (“SBFM”), an indirect wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), acts as investment manager to the Fund.
The Fund pays SBFM a management fee calculated at an annual rate of 0.80% of the Fund’s average daily net assets. This fee is calculated daily and paid monthly. SBFM has entered into a sub-advisory agreement with Citigroup Asset Management
Ltd. (“CAM Ltd.”), an affiliate of SBFM. Pursuant to the sub-advisory agreement, CAM Ltd. is responsible for the day-today portfolio operations and investment decisions and is compensated by SBFM for such services at an annual rate of
0.50% of the Fund’s average daily net assets.

      During the year ended October 31, 2005, the Fund’s Class A, B, and C shares had voluntary expense limitations in place of 1.50%, 2.25%, and 2.25%, respectively. These expense limitations can be terminated at any time by SBFM. During the year ended October 31, 2005, SBFM voluntarily reimbursed the Fund for certain expenses in the amount of $19,643.

     Citicorp Trust Bank, fsb. (“CTB”), another subsidiary of Citigroup, acts as the Fund’s transfer agent. PFPC Inc. (“PFPC”) and Primerica Shareholder Services
(“PSS”), another subsidiary of Citigroup, act as the Fund’s sub-transfer agents. CTB receives account fees and asset-based fees that vary according to the size and type of account. PFPC and PSS are responsible for shareholder recordkeeping and financial processing for all shareholder accounts and are paid by CTB. For the year ended October 31, 2005, the Fund paid transfer agent fees of $60,799 to CTB. In addition, for the year ended October 31, 2005, the Fund also paid
$8,459 to other Citigroup affiliates for shareholder recordkeeping services.

      Citigroup Global Markets Inc. (“CGM”) and PFS Distributors, Inc., both of which are subsidiaries of Citigroup, act as the Fund’s distributors.

      There is a maximum sales charge of 5.00% for Class A shares. There is a contingent deferred sales charge
(“CDSC”) of 5.00% on Class B shares, which applies if redemption occurs within one year from purchase payment and declines thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In addition, Class A shares have a

 Smith Barney Sector Series Inc. 2005 Annual
Report      21

 Notes to Financial Statements (continued)

 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares which, when combined with current holdings of Class A shares, equal or exceed
$1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

      For the year ended October 31, 2005, CGM and its affiliates received sales charges of approximately $77,000 on sales of the Fund’s Class A shares. In addition, for the year ended October 31, 2005, CDSCs paid to CGM and its affiliates were approximately:

Class B

Class C

CDCSs

$56,000

$0*

 * Amount represents less than $1,000.
      The Fund has
adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allows non-interested directors (“Directors”) to defer the receipt of all or a portion of the directors’ fees earned until a later date specified by the Directors. The deferred fees earn a return based on notional investments selected by the Directors. The balance of the deferred fees payable may change depending upon the investment performance. Any gains or losses incurred in the deferred balances are reported in the statement of operations under directors’ fees. Under the Plan, deferred fees are considered a general obligation of the Fund and any payments made pursuant to the Plan will be made from the Fund’s general assets.

      As of October 31, 2005, the Fund has accrued $345 as deferred compensation.

      Certain
officers and one Director of the Company are employees of Citigroup or its affiliates and do not receive compensation from the Company.

 3. Investments
 During the year ended October 31, 2005, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

Purchases

$22,035,303

Sales

31,392,063

      At October 31, 2005, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation

$
10,018,409

Gross unrealized depreciation

(8,487,281
)

Net unrealized appreciation

$
1,531,128

 22      Smith Barney Sector Series Inc. 2005 Annual Report

 Notes to Financial Statements (continued)

 4. Class Specific Expenses
 Pursuant to a Distribution Plan, the Fund pays a service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B and C shares calculated at the annual rate of 0.75% of the average daily net assets of each class, respectively. For the year ended
October 31, 2005, total Distribution fees, which are accrued daily and paid monthly, were as follows:

Class A
Class B
Class C

Distribution Fees
$54,367
$289,338
$180,123

      For the year ended October 31, 2005, total Transfer Agent fees were as follows:

Class A
Class B
Class C

Transfer Agent Fees
$54,007
$63,847
$27,770

      For the year ended October 31, 2005, total Shareholder Reports expenses were as follows:

Class A
Class B
Class C

Shareholder Reports Expenses
$19,616
$28,054
$15,628

 5. Capital Shares
 At October 31, 2005, the Fund had 750 million shares of capital stock authorized with a par value of $0.001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest in the Fund and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

      Transactions in shares of each class were as follows:

Year Ended

Year Ended

October 31, 2005

October 31, 2004

Shares

Amount

Shares

Amount

Class A

Shares sold

442,292

$
5,566,363

364,847

$
4,170,489

Shares repurchased

(404,565
)

(5,009,641
)

(544,455
)

(6,221,756
)

Net Increase (Decrease)

37,727

$
556,722

(179,608
)

$
(2,051,267
)

Class B

Shares sold

191,739

$
2,308,654

246,288

$
2,751,788

Shares repurchased

(621,240
)

(7,409,984
)

(596,977
)

(6,599,087
)

Net Decrease

(429,501
)

$
(5,101,330
)

(350,689
)

$
(3,847,299
)

Class C*

Shares sold

74,433

$
882,435

160,016

$
1,772,534

Shares repurchased

(456,325
)

(5,423,786
)

(509,931
)

(5,639,347
)

Net Decrease

(381,892
)

$
(4,541,351
)

(349,915
)

$
(3,866,813
)

 * On April 29, 2004, Class L shares were renamed as Class C shares.
 Smith Barney Sector Series Inc. 2005 Annual Report      23

 Notes to Financial Statements (continued)

 6. Income Tax Information and Distributions to Shareholders
 For the years ended
October 31, 2005 and 2004, the Fund did not make any distributions.

     As of October 31, 2005, the components of accumulated losses on a tax basis were as follows:

Capital loss carryforward*

$
(7,099,577
)

Unrealized appreciation (a)

1,531,128

Total accumulated losses – net

$
(5,568,449
)

*
 During the taxable year ended October 31, 2005, the Fund utilized $8,000,874 of its capital loss carryforward available from prior years. As of October 31, 2005, the Fund had the following net capital loss carryforwards remaining:

Year of Expiration

Amount

10/31/2011

$(7,099,577
)

These amounts will be available to offset any future taxable capital gains.

(a)
The difference between book-basis and tax-basis unrealized appreciation/depreciation is attributable primarily to the tax deferral of losses on wash sales.

 7. Regulatory Matters
 On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

     The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’
then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the Fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

      The SEC censured SBFM and CGM and ordered
them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million,

 24      Smith Barney Sector Series Inc. 2005 Annual Report

 Notes to Financial Statements (continued)

 including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan prepared and submitted for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

      The order required SBFM to recommend a new transfer agent contract to the Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that
Citigroup instituted in August 2004.

      At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

     On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason, Inc.

 8. Legal Matters
 Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the
“Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 7. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

      On October 5, 2005, a motion to consolidate the five actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

      As of the date of this report, the Fund’s investment manager believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the funds or the ability of the Fund’s investment manager and its affiliates to continue to render services to the funds under their respective contracts.

 *      *      *

      Beginning in June 2004, class action
lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc. (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the

 Smith Barney Sector Series Inc. 2005 Annual Report      25

 Notes to Financial Statements
(continued)

 Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

      On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Fund’s investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

      Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

      As of the date of this report, the Fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

      The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

 9.
Other Matters
 The Fund has received information concerning SBFM as follows:

      On September 16, 2005, the staff of the Securities and
Exchange Commission (the “Commission”) informed SBFM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM for alleged violations of Sections 19(a) and 34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry wide inspection undertaken by the Commission and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM.

      Although there can be no assurance, SBFM believes
that this matter is not likely to have a material adverse effect on the Fund or SBFM’s ability to perform investment management services relating to the Fund.

 10. Subsequent Events

On December 1, 2005, Citigroup completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a
result, the Fund’s investment manager (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s existing investment management contract and sub-advisory contract to terminate. The Fund’s shareholders previously approved a new investment management contract between the Fund and the Manager and a new sub-advisory contract, which became effective on
December 1, 2005.

 26      Smith Barney Sector Series Inc. 2005 Annual Report

 Notes to Financial Statements (continued)

      Legg
Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of December 2, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $830 billion.

      The Fund’s Board has appointed the Fund’s current distributors, CGM and PFS Investments Inc., as successor by merger to PFS
Distributors, Inc. (“PFS”), and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the Fund. The Fund’s Board has also approved amended and restated
Rule 12b-1 Plans. CGM, PFS and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares will continue to make the Fund’s shares available to their clients. Additional Service Agents may offer Fund shares in the future.

      Effective December 1, 2005, with respect to those Fund share classes subject to a Rule 12b-1 Plan, the
Fund pays service and distribution fees to each of LMIS and CGM for the services they provide and expenses they bear under the Distribution Agreements. The expenses intended to be covered by the distribution fees include those of each co-distributor. The co-distributors will provide the Fund’s Board with periodic reports of amounts expended under the Fund’s Rule 12b-1 Plans and the purposes for which such expenditures were made.

     Effective December 1, 2005, CGM will no longer be an affiliated person of the Fund under the 1940 Act. As a result, the Fund will be permitted to execute transactions with CGM or an affiliate of CGM as agent (but not as principal) without the restrictions applicable to transactions with affiliated persons. Similarly, the Fund generally will be permitted to purchase securities in underwritings in which CGM or an affiliate of CGM is a member without the restrictions imposed by certain rules of the SEC. The Manager’s use of CGM or affiliates of CGM as agent in portfolio transactions with the Fund will be governed by the Fund’s policy of seeking the best overall terms available.

      Certain officers and one Director of the Fund are employees of Legg Mason or its affiliates and do not receive compensation from the Fund.

     The Fund’s Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for the Fund. The principal business office of PFPC is located at P.O. Box 9699, Providence, RI
02940-9699.

 Smith Barney Sector Series Inc. 2005 Annual Report      27

 Report of Independent Registered Public Accounting Firm
 The Shareholders and Board of
Directors
 Smith Barney Sector Series Inc.:

 We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Smith Barney Health Sciences Fund, a series of Smith Barney Sector Series Inc., as of October 31, 2005, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting
Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2005, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Smith Barney Health Sciences Fund as of
October 31, 2005, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

 New York, New York
 December 16, 2005

28      Smith Barney Sector Series Inc. 2005 Annual Report

 Board Approval of Management and Sub-Advisory
 Agreements (unaudited)

 At a
meeting of the Fund’s Board of Directors, the Board considered the re-approval for an annual period of the Fund’s management agreement, pursuant to which Smith Barney Fund Management LLC (the “Manager”) provides the Fund with investment advisory and administrative services, and the Fund’s sub-advisory agreement, pursuant to which Citigroup Asset Management Ltd. (the “Sub-Adviser”) provides day-to-day management of the Fund’s portfolio. (The management agreement and sub-advisory agreement are collectively referred to as the “Agreements.”) The Board members who are not “interested persons” (as defined in the 1940 Act (the “Independent Directors”)) of the Fund were assisted in their review by Fund counsel and independent legal counsel and met with independent legal counsel in executive sessions separate from representatives of the Manager and Sub-Adviser. The Independent Directors requested and received information from the Manager and Sub-Adviser they deemed reasonably necessary for their review of the Agreements and the performance of the Manager and Sub-Adviser. This information was initially reviewed by a special committee of the
Independent Directors and then by the full Board. Prior to the Board’s deliberations, Citigroup had announced an agreement to sell the Manager to Legg Mason, which, subject to certain approvals, was expected to be effective later in the year.
Consequently, representatives of Legg Mason discussed with the Board Legg Mason’s intentions regarding the preservation and strengthening of the Manager’s business. The Independent Directors also requested and received certain assurances from senior management of Legg Mason regarding the continuation of the Fund’s portfolio management team and of the level of other services provided to the Fund and its shareholders should the sale of the Manager be consummated. At subsequent
Board meetings, representatives of Citigroup Asset Management (“CAM”) and Legg Mason made additional presentations to and responded to further questions from the Board regarding Legg Mason’s acquisition of the Manager. After considering these presentations and reviewing additional written materials provided by CAM and Legg Mason, the Board, including the Independent Directors, approved, subject to shareholder approval, new Agreements permitting the Manager and
Sub-Adviser to continue to provide their services to the Fund after consummation of the sale of the Manager to Legg Mason. (Shareholders approved the new Agreements and the sale of CAM to Legg Mason was consummated as of December 1,
2005.)

      In voting to approve the Agreements, the Independent Directors considered whether the approval of the Agreements would be in the best interests of the Fund and its shareholders, an evaluation based on several factors including those discussed below.

 Analysis of the Nature, Extent and Quality of the Services provided to the Fund

 The Board received a presentation from representatives of the Manager regarding the nature, extent and quality of services provided to the Fund and other funds in the CAM fund complex. In addition, the Independent Directors received and considered other information regarding the services provided to the Fund by the Manager and Sub-Adviser under the respective Agreements during the past year, including a description of the administrative and other services rendered to the Fund and its shareholders by the Manager. The Board members also considered the Manager’s supervisory activities over the Sub-Adviser.

 Smith Barney Sector Series Inc.
2005 Annual Report      29

 Board Approval of
Management and Sub-Advisory
 Agreements (unaudited) (continued)

 The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager and Sub-Adviser about the management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Sub-Adviser and the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager and Sub-Adviser took into account the Board’s knowledge and familiarity gained as Board members of funds in the CAM fund complex, including the scope and quality of the investment management and other capabilities of the Manager and Sub-Adviser and the quality of the Manager’s administrative and other services. The Board observed that the scope of services provided by the Manager and Sub-Adviser had expanded over time as a result of regulatory and other developments, including maintaining and monitoring their own and the Fund’s expanded compliance programs. The Board also considered the Manager’s response to recent regulatory compliance issues affecting the
Manager and the CAM fund complex. The Board reviewed information received from the Manager and the Fund’s Chief Compliance Officer regarding the implementation to date of the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the 1940 Act.

      The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered the willingness of the Manager to consider and implement organizational changes to improve investment results and the services provided to the CAM fund complex. The Board noted that the Manager’s Office of the Chief Investment Officer, comprised of the senior officers of the investment teams managing the funds in the CAM complex, participates in reporting to the Board on investment matters. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources available to CAM and its parent organization, Citigroup Inc.

      The Board also considered the Manager’s brokerage policies and practices, the standards applied in seeking best execution, the Manager’s policies and practices regarding soft dollars, the use of a broker affiliated with the
Manager and the existence of quality controls applicable to brokerage allocation procedures. In addition, management also reported to the Board on, among other things, its business plans, recent organizational changes and portfolio manager compensation plan.

      The Board concluded that, overall, it was satisfied with the nature, extent and quality of services provided (and expected to be provided) under the respective Agreements by the Manager and the Sub-Adviser.

 Fund Performance
 The Board received and reviewed performance information for the Fund and for a group of comparable funds (the “Performance Universe”) selected by Lipper Inc., an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also was provided with information comparing the Fund’s performance since its inception to the Lipper category averages. The Board members noted that they had also received and discussed with management information at periodic intervals comparing the Fund’s performance against its benchmark index. The information

 30
Smith Barney Sector Series Inc. 2005 Annual Report

 Board Approval of Management and Sub-Advisory
 Agreements (unaudited) (continued)

 comparing the Fund’s performance to that of the
Performance Universe, consisting of all retail and institutional funds classified as “health/biotechnology funds” by Lipper, was for the one-, three- and five-year periods ended March 31, 2005. The Fund performed below the median for the three-year period, but performed at the median for the five-year period and performed better than the median for the one-year period, in fact, its one-year performance ranked in the 1st quintile. The Board members then discussed with the
Fund’s portfolio managers its portfolio management strategy and the performance results of the Fund. Based on its review, the Board generally was satisfied with the Fund’s performance and management’s efforts to continue to improve performance.

 Management Fees and Expense Ratios
 The Board reviewed and considered the contractual management fee (the “Contractual Management
Fee”) payable by the Fund to the Manager for investment advisory and administrative services in light of the nature, extent and quality of the management services provided by the Manager. The Board noted that the Manager, and not the Fund, pays the sub-investment advisory fee to the Sub-Adviser and, accordingly, that the retention of the Sub-Adviser does not increase the fees and expenses incurred by the Fund.

      Additionally, the Board received and considered information comparing the Fund’s Contractual Management Fee and the Fund’s overall expense ratio with those of funds in both the relevant expense group (the “Expense
Group”) and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding the fees the Manager charged any of its other U.S. clients investing primarily in an asset class similar to that of the
Fund including, where applicable, separate accounts. The Manager reviewed with the Board the significant differences in the scope of services provided to the Fund and to these other clients, noting that the Fund is provided with regulatory compliance and administrative services, office facilities and fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the
Fund by other fund service providers, including the Sub-Adviser. The Board considered the fee comparisons in light of the scope of services required to manage these different types of accounts. The Board received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a proposed framework of fees based on asset classes.

      The information comparing the Fund’s
Contractual Management Fee as well as its actual total expense ratio to its Expense Group, consisting of 13 retail front-end load funds (including the Fund) classified as “health/biotechnology funds” by Lipper, showed that the
Fund’s Contractual Management Fee was lower than the median of management fees paid by the other funds in the Expense Group. The Board noted that the Fund’s actual total expense ratio also was lower than the median of the total expense ratios of the funds in the Expense Group.

      Taking all of the above into consideration, the Board determined that the management fee was reasonable in light of the comparative performance and expense information and the nature, extent and quality of the services provided to the Fund under the Agreements.

 Smith Barney Sector Series Inc. 2005 Annual Report      31

 Board Approval of Management and
Sub-Advisory
 Agreements (unaudited) (continued)

 Manager Profitability
 The Board received and considered a
profitability analysis of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the CAM fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data as well as a report from an outside consultant that had reviewed the Manager’s methodology. The Board also noted the profitability percentage ranges determined by appropriate court cases to be reasonable given the services rendered to investment companies. The Board determined that the Manager’s profitability was not excessive in light of the nature, extent and quality of the services provided to the Fund.

 Economies of Scale
 The Board received and considered information regarding whether there have been economies of scale with respect to the management of the Fund, whether the Fund has appropriately benefited from any economies of scale, and whether there is potential for realization of any further economies of scale. The Board considered whether economies of scale in the provision of services to the Fund were being passed along to the shareholders. The Board also considered whether alternative management fee structures (such as with breakpoints) would be more appropriate or reasonable taking into consideration economies of scale or other efficiencies.

      The Board noted that, because of the Fund’s asset size, consideration of economies of scale with respect to the Fund was premature. The Board also noted that as the Fund’s assets increase over time, the Fund and its shareholders should realize economies of scale as certain expenses, such as fixed Fund fees, become a smaller percentage of overall assets. The Board noted that it appeared that the benefits of any economies of scale also would be appropriately shared with shareholders through increased investment in Fund management and administration resources.

 Other Benefits
to the Manager
 The Board considered other benefits received by the Manager and its affiliates, including the Sub-Adviser, as a result of the Manager’s relationship with the Fund, including any soft dollar arrangements, receipt of brokerage commissions and the opportunity to offer additional products and services to Fund shareholders.

      In light of the costs of providing
investment management and other services to the Fund and the Manager’s ongoing commitment to the Fund, the profits and other ancillary benefits that the Manager and its affiliates received were considered reasonable.

     Based on their discussions and considerations, including those described above, the Board members approved the Agreements to continue for another year.

     No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Agreements.

 32      Smith Barney Sector Series Inc. 2005 Annual Report

 Board Approval of Management and Sub-Advisory
 Agreements (unaudited) (continued)

 Additional Information
      On June 23, 2005, Citigroup Inc. entered into a definitive agreement (the “Transaction Agreement”) with Legg
Mason, Inc. under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management Ltd. (“CAM”), which includes the Manager, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

      The consummation of the
Transaction resulted in the automatic termination of the Fund’s current management agreement and subadvisory agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the
Transaction, the Fund’s Board approved a new management agreement between the Fund and the Manager (the “New Management Agreement”) and a new subadvisory agreement between the Manager and CAM, the Fund’s sub-adviser (the
“Sub-Adviser”) (the “New Sub-Advisory Agreement”) and authorized the Fund’s officers to submit the New Management Agreement and the New Sub-Advisory Agreement to shareholders for their approval.

     On July 11, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding
CAM’s business and its combination with Legg Mason’s business. The Board Members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

     At a meeting held on August 1, 2005, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Manager as defined in the 1940 Act (the “Independent Board Members”), approved the New Management Agreement and the New Sub-Advisory Agreement. To assist the Board in its consideration of the New Management Agreement, Legg Mason provided materials and information about Legg Mason, including its financial condition, asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and Citigroup. To assist the Board in its consideration of the New Subadvisory Agreement, the Board received in advance of their meeting certain materials and information. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board. The
Independent Board Members, through their independent legal counsel, also requested and received additional information from CAM and Legg Mason in connection with their consideration of the New Management Agreement and the New Sub-Advisory Agreement.
The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the
New Management Agreement and the New Sub-Advisory Agreement. The Independent Board Members also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

      In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

 Smith Barney Sector Series Inc. 2005 Annual Report      33

 Board Approval of Management and Sub-Advisory
 Agreements (unaudited) (continued)

      (i) the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

     (ii) that, following the Transaction, CAM will be part of
an organization focused on the asset management business;

     (iii) that Legg Mason is an experienced and respected asset management firm, and that Legg Mason has advised the Board
Members that (a) it may wish to combine certain CAM operations with those of certain Legg Mason subsidiaries; (b) it is expected that these combination processes will result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board oversight and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams will remain in place; and (c) in the future, it may recommend that Legg Mason subsidiaries be appointed as the manager or sub-adviser to some or all of the CAM funds, subject to applicable regulatory requirements;

     (iv) that CAM management had advised the
Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

     (v) that CAM management and Legg Mason have
advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and its shareholders by the Manager, including compliance services;

     (vi) that Legg Mason has advised the Board that it has no present intention to alter the expense waivers and reimbursements currently in effect and, while it reserves the right to do so in the future, it would consult with the Board before making any changes;

     (vii) that under the Transaction Agreement, Citigroup and Legg Mason have agreed not to take any action that is not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any “undue burden” on Fund shareholders under applicable provisions of the 1940 Act;

     (viii) the assurances from Citigroup and Legg Mason that, for a three year period following the closing of the Transaction, Citigroup-affiliated broker-dealers will continue to offer the
Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

     (ix) the division of responsibilities
between the Manager and the Sub-Adviser and the services provided by each of them, and the cost to the Manager of obtaining those services;

     (x) the potential benefits to Fund
shareholders from being part of a combined fund family with Legg Mason sponsored funds;

     (xi) that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

     (xii) the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remain principal underwriters of the Fund after the closing of the Transaction;

     (xiii) the fact that the Fund’s total advisory and administrative fees will not increase by virtue of the New Management Agreement, but will remain the same;

 34      Smith Barney Sector Series Inc.
2005 Annual Report

 Board Approval of Management and Sub-Advisory

 Agreements (unaudited) (continued)

      (xiv) the terms and conditions of the New Management Agreement, including the differences from the current management agreement, and the benefits of a single, uniform form of agreement covering these services;

     (xv) that the Fund would not bear the costs of obtaining
shareholder approval of the New Management Agreement;

     (xvi) that the Fund would avail itself of permissions granted under certain licensing arrangements between Citigroup and
Legg Mason that would permit the Fund (including any share classes thereof) to maintain its current name, as well as all logos, trademarks and service marks, related to Citigroup or any of its affiliates for some agreed upon time period after the closing of the Transaction ; and

     (xvii) that, as discussed in detail above, within the past year the Board had performed a full annual review of the current management agreement as required by the 1940 Act. In that regard, the Board, in its deliberations concerning the New Management Agreement, considered the same factors regarding the nature, quality and extent of services provided, costs of services provided, profitability, fall out benefits, fees and economies of scale and investment performance as it did when it renewed the current management agreement, and reached substantially the same conclusions.

      In their deliberations concerning the New Sub-Advisory Agreement, among other things, the Board Members considered:

     (i) the current responsibilities of
the Sub-Adviser and the services currently provided by it;

     (ii) Legg Mason’s combination plans, as described above;

     (iii) that CAM management and Legg Mason have advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and its shareholders by the Subadviser, including compliance services;

     (iv) the fact that the fees paid to the Subadviser (which are paid by the Manager and not the Fund) will not increase by virtue of the New Sub-Advisory Agreement, but will remain the same;

     (v) the terms and conditions of the New Sub-Advisory Agreement, and, the benefits of a single, uniform form of agreement covering these services;

     (vi) that, as discussed in greater detail above, within the past year the Board had performed a full annual review of the current subadvisory agreement as required by the 1940 Act. In that regard, the Board, in its deliberations concerning the New Sub-Advisory Agreement, considered the same factors regarding the nature, quality and extent of services provided, costs of services provided, fees and economies of scale and investment performance as it did when it renewed the current sub-advisory agreement, and reached substantially the same conclusions.

      (vii) that the Fund would not bear the costs of obtaining shareholder approval of the New Sub-Advisory Agreement; and

     (viii) the factors enumerated and/or discussed
above in connection with the approval of the New Management Agreement, to the extent relevant.

 Smith Barney Sector Series Inc. 2005 Annual
Report      35

 Additional Information (unaudited)

 Information about Directors and Officers
 The business and affairs of the Smith Barney Health Sciences Fund (the “Fund”) are managed under the direction of the Board of
Directors of Smith Barney Sector Series Inc. (the “Company”). Information pertaining to the Directors and Officers of the Company is set forth below. The Statement of Additional Information includes additional information about the
Company’s Directors and is available, without charge, upon request by calling the Fund’s transfer agent (Citicorp Trust Bank, fsb. at 1-800-451-2010) or the Fund’s sub-transfer agents (PFPC at 1-800-451-2010 and Primerica
Shareholder Services at 1-800-544-5445).

Term of

Number of

Office*

Portfolios In

Other

Position(s)

and Length

Principal

Fund Complex

Board

Name,

Held

of Time

Occupation(s) During

Overseen by

Memberships

Address and Birth Year

with Fund

Served

Past 5 Years

Director

Held by Director

Non-Interested Directors:

Dwight B. Crane

Director

Since

Professor, Harvard Business

49

None

Harvard Business School

2000

School

Soldiers Field

Morgan Hall #375

Boston, MA 02163

Birth Year: 1937

Burt N. Dorsett

Director

Since

President of Dorsett McCabe

27

None

The Straford #702

2000

Capital Management Inc.;

5601 Turtle Bay Drive

Chief Investment Officer of

Naples, FL 34108

Leeb Capital Management, Inc.

Birth Year: 1930

(Since 1999)

Elliot S. Jaffe

Director

Since

Chairman of

27

The Dress Barn, Inc.

The Dress Barn Inc.

2000

The Dress Barn, Inc.

Executive Office

30 Dunnigan Drive

Suffern, NY 10901

Birth Year: 1926

Stephen E. Kaufman

Director

Since

Attorney

55

None

Stephen E. Kaufman PC

2000

277 Park Avenue, 47th Floor

New York, NY 10172

Birth Year: 1932

Cornelius C. Rose, Jr.

Director

Since

Chief Executive Officer of

27

None

P.O. Box 5388

2000

Performance Learning

West Lebanon, NH 03784

Systems

Birth Year: 1932

 36      Smith Barney Sector Series Inc. 2005
Annual Report

 Additional Information (unaudited) (continued)

Term of

Number of

Office*

Portfolios In

Other

Position(s)

and Length

Principal

Fund Complex

Board

Name,

Held

of Time

Occupation(s) During

Overseen by

Memberships

Address and Birth Year

with Fund

Served

Past 5 Years

Director

Held by Director

Interested Director:

R. Jay Gerken, CFA**

Chairman

Since

Managing Director of CAM;

171

None

Citigroup Asset

President and

2002

Chairman, President and

Management (“CAM”)

Chief Executive

Chief Executive Officer

399 Park Avenue

Officer

of Smith Barney Fund

Mezzanine

Management LLC (“SBFM”);

New York, NY 10022

President and Chief Executive

Birth year: 1951

Officer of certain mutual funds

associated with CAM; Formerly

Portfolio Manager of Smith

Barney Allocation Series

Inc. (from 1996 to 2001) and

Smith Barney Growth and

Income Fund (from 1996 to

2000); Chairman, President

and Chief Executive Officer of

Travelers Investment Adviser,

Inc. (“TIA”) (from 2002 to 2005)

Officers:

Andrew B. Shoup

Senior Vice

Since

Director of CAM; Senior Vice

N/A

N/A

CAM

President and

2003

President and Chief

125 Broad Street

Chief

Administrative Officer of mutual

11th Floor

Administrative

funds associated with CAM;

New York, NY 10004

Officer

Chief Financial Officer and

Birth Year: 1956

Treasurer of certain mutual

funds associated with CAM;

Head of International Funds

Administration of CAM (from 2001

to 2003); Director of Global Funds

to Administration of CAM (from

2000 to 2001); Head of U.S.

Citibank Funds Administration

of CAM (from 1998 to 2000)

Kaprel Ozsolak

Chief

Since

Vice President of CAM; Chief

N/A

N/A

CAM

Financial

2004

Financial Officer and Treasurer

125 Broad Street

Officer and

of certain mutual funds

11th Floor

Treasurer

associated with CAM;

New York, NY 10004

Controller of certain mutual

Birth Year: 1965

funds associated with CAM

(from 2002 to 2004)

 Smith Barney Sector Series Inc. 2005 Annual Report      37

 Additional Information (unaudited) (continued)

Term of

Number of

Office*

Portfolios In

Other

Position(s)

and Length

Principal

Fund Complex

Board

Name,

Held

of Time

Occupation(s) During

Overseen by

Memberships

Address and Birth Year

with Fund

Served

Past 5 Years

Director

Held by Director

Officers:

Andrew Beagley

Chief Anti-Money

Since

Chief Anti-Money Laundering

N/A

N/A

CAM

Laundering

2002

Compliance Officer and Chief

399 Park Avenue

Compliance

Compliance Officer of certain

4th Floor

Officer

mutual funds associated with

New York, NY 10022

CAM; Managing Director of CAM

Birth Year: 1962

Chief

Since

(since 2005); Director of CAM

Compliance

2004

(since 2000); Director of

Officer

Compliance, North America,

CAM (since 2000); Director of

Compliance, Europe, the Middle

East and Africa of CAM (from

1999 to 2000); Chief Compliance

Officer of SBFM and CFM;

Formerly Chief Compliance

Officer of TIA (from 2002

to 2005)

Steven Frank

Controller

Since

Vice President of CAM (since

N/A

N/A

CAM

2005

2002); Controller of certain

125 Broad Street

mutual funds associated with

11th Floor

CAM; Assistant Controller

New York, NY 10004

of CAM (from 2001 to 2005);

Birth Year: 1967

Accounting Manager of CAM

(from 1996 to 2001)

Robert I. Frenkel

Secretary and

Since

Managing Director and

N/A

N/A

CAM

Chief Legal

2003

General Counsel of Global

300 First Stamford

Officer

Mutual Funds for CAM and

Place

its predecessor (since 1994);

4th Floor

Secretary and Chief Legal

Stamford, CT 06902

Officer of mutual funds

Birth Year: 1954

associated with CAM

*
Each Director and Officer serves until his or her successor has been duly elected and qualified.

**
Mr. Gerken is an “interested person” of the Company as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and certain of its affiliates.

 38      Smith Barney Sector Series Inc. 2005 Annual
Report

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 Smith Barney Sector Series Inc.
 Smith Barney Health Sciences Fund

DIRECTORS
INVESTMENT MANAGER

Dwight B. Crane
Smith Barney Fund

Burt N. Dorsett
Management LLC

R. Jay Gerken, CFA

Chairman
SUB-ADVISER

Elliot S. Jaffe
Citigroup Asset Management Ltd.

Stephen E. Kaufman

Cornelius C. Rose, Jr.
DISTRIBUTORS

Citigroup Global Markets Inc.

OFFICERS
Legg Mason Investor Services, LLC

R. Jay Gerken, CFA
PFS Investments, Inc.

President and

Chief Executive Officer
CUSTODIAN

State Street Bank and

Andrew B. Shoup
Trust Company

Senior Vice President and

Chief Administrative Officer
TRANSFER AGENT

PFPC Inc.

Kaprel Ozsolak
P.O. Box 9699

Chief Financial Officer
Providence, Rhode Island

and Treasurer
02940-9699

Andrew Beagley
INDEPENDENT REGISTERED

Chief Anti-Money Laundering
PUBLIC ACCOUNTING FIRM

Compliance Officer and
KPMG LLP

Chief Compliance Officer
345 Park Avenue

New York, New York 10154

Steven Frank

Controller

Robert I. Frenkel

Secretary and

Chief Legal Officer

This report is submitted for
 the general information of
 the shareholders of Smith
 Barney Sector Series Inc. —
 Smith Barney Health
 Sciences Fund, but it may
 also be
used as sales litera-
 ture when preceded or
 accompanied by the current
 Prospectus.
 This report must be preceded
 or accompanied by a free
 prospectus. Investors should
 consider the Fund’s
 investment objectives, risks,
 charges and expenses
 carefully before
 investing. The prospectus
 contains this and other
 important
information about
 the Fund. Please read the
 prospectus carefully before
 investing.

www.citigroupam.com
 &.copy;2005 Legg Mason Investor
 Services, LLC
 Member NASD, SIPC

 FD02128 12/05           05-9399

Smith Barney Sector Series Inc.
 Smith Barney Health Sciences Fund

 The Fund is a separate investment fund
of the Smith Barney Sector
 Series Inc., a Maryland corporation.
 SMITH BARNEY HEALTH SCIENCES FUND
 Smith Barney Mutual Funds

125 Broad Street
 10th Floor, MF-2
 New York, New York 10004

 The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the Commission’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling
1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call 1-800-451-2010.

 Information on how the Fund voted proxies relating to portfolio securities during the most recent
12-month period ended June 30 and a description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the
Fund’s website at www.citigroupam.com and (3) on the SEC’s website at www.sec.gov.